SIXTH AMENDMENT TO SERVICING PAYMENTS
                        LOAN AND SECURITY AGREEMENT


     THIS AMENDMENT is entered into as of July 8, 1993, between LOMAS MORTGAGE USA, INC., a Connecticut corporation (the "Company"), the banks listed on the signature pages of this amendment ("Banks"), and BANK ONE, TEXAS, N.A., as agent for Banks (in that capacity "Agent").

     The Company, Banks, and Agent have entered into the Servicing Payments Loan and Security Agreement dated as of February 11, 1992 (as amended through the date of this amendment, and as further renewed, extended, amended, and restated, the "Loan Agreement") providing for loans to the Company on a revolving basis up to $25,000,000 outstanding at any time. The Company has requested amendments to the Loan Agreement in order to amend certain definitions and covenants of the Loan Agreement. Accordingly, for valuable and acknowledged consideration, the Company, Banks, and Agent agree as follows:


     1. Certain Definitions. Unless otherwise specified in this amendment, all terms defined in the Loan Agreement have the same meanings when used in this amendment, and all references to "Sections" and "Exhibits" are references to sections and exhibits of or to the Loan Agreement.

     2.    Amendments.  The Loan Agreement is amended as follows:

            (a) Section 1 is amended by adding or entirely amending the following terms:

                 "Affiliate" means, for any Person, any other individual or entity that controls or is controlled by, or is under common control with, that Person; provided that in all instances other than in Sections 7.5 and 9.2, a non-consolidated, publicly-held corporation or other entity whose sole relationship with the Company is that of being managed by the Company or any of its Affiliates -- including, without limitation, Liberte Investors (a Massachusetts business trust) and Capstead Mortgage Corporation (a Maryland corporation), -- shall be deemed not to be affiliated with or controlled by, or under common control with, the Company.

                 "Consolidated Adjusted Tangible Net Worth" means, at any time, the sum (without duplication) of (a) the Company's Consolidated Net Worth, plus (b) the principal balance of the Subordinated Debt, plus (c) the lesser of (i) 1.25% of the principal balance of all Mortgage Loans in the Servicing Portfolio and (ii) the most recent valuation (as defined in basis points) of the Servicing Portfolio as prepared annually by the Company and audited by Ernst & Young, or another accounting firm reasonably acceptable to Agents, minus (d) the book value of the assets reflected on the Company's then-most-current consolidated balance sheet that are properly treated under GAAP as intangible assets -- including, without limitation, goodwill, trademarks, trade names, service marks, copyrights, patents, licenses, purchased servicing, deferred excess servicing, rights with respect to the foregoing, unamortized debt discount and expense, and the excess of the purchase price over the net assets of businesses acquired by the Company and its Subsidiaries, minus (e) the Company's direct and indirect guaranties of Debt of any other Person, minus (f) the Company's obligation with respect to letters of credit, acceptances, or similar obligations.

                 "Consolidated Net Worth" means, at any time, the excess of the consolidated total assets of the Company and its Consolidated Subsidiaries -- excluding the outstanding principal of any loans or advances by the Company or any of its Subsidiaries to Lomas Financial Corporation permitted under Section 7.8 (e) -- over the consolidated total liabilities of the Company (including the Company's Debt under Investment Facilities) and its Consolidated Subsidiaries, each to be determined in accordance with GAAP.

                 "Investment Facilities" means any credit facility now or hereafter extended to the Company by any one or more of the Banks, in their individual capacities, or any other financial institution, to enable the Company to purchase short-term Treasury Bills, Certificates of Deposit, certificates of deposit securing Investments (as defined in Section 7.8) in connection with which the Company has a right of offset, or commercial paper obligations of certain domestic corporations in accordance with Section 7.8(a), as any of those facilities may be now or hereafter renewed, extended, amended, and supplemented from time to time.

                 "Net Income" means, with respect to any Person for any period, the net income or loss of that Person for that period plus any tax expense recorded on the books of the Company for that period which will never be required to be paid in cash and which has arisen solely from the application of net operating loss carry-forwards of the consolidated tax group of which Lomas Financial Corporation was the common parent for taxable years ending on or before October 1, 1992, determined in accordance with

           GAAP, except that extraordinary and non-recurring gains and losses as determined in accordance with GAAP shall be excluded.

                 "Total Liabilities" means, as of a date of determination, all of the Company's consolidated liabilities that, under GAAP, should be reflected on the liabilities portion of the Company's consolidated balance sheet, other than the Company's Debt under Investment Facilities.

                 "Warehouse Facility" means the Restated Loan and Security Agreement dated as of July 8, 1993, among the Company as borrower, the lenders from time to time party thereto, Bank One, Texas, N.A., as administrative agent, and Texas Commerce Bank National Association, as syndication agent, as renewed, extended, amended, or restated from time to time.

           (b)  Section 6.2(c) is amended in its entirety as follows:

                 (c) As soon as available, and in any event within 30 days after the last day of each calendar month (including the last calendar month of the Company's fiscal year), of its consolidating and consolidated Financial Statements of and for such month all in reasonable detail, accompanied by a Compliance Certificate.

           (c)  Section 7.1 is amended in its entirety as follows:

                 7.1 Change of Control. Effect or permit to be effected a Change of Control.

           (d)  Section 7.3 is amended in its entirety as follows:

                 7.3 Dividends. Directly or indirectly pay -- whether or not otherwise declared -- dividends (a) at any time while a Potential Default or Default is continuing or would occur as a result of that payment (as provided in Section 10.4 which is applicable to all covenants) or (b) if, after giving effect thereto, the aggregate amount of all dividends paid by the Company (the amount thereof for such purposes, if other than cash, to be valued at its fair market value as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) from and after October 1, 1992, shall exceed the sum (without duplication) of (i) $25,000,000 as reduced by the outstanding principal of any advances or loans (at any date of determination) by the Company or any of its Subsidiaries to Lomas Financial Corporation permitted under Section 7.8(e), plus (ii) 50% of the Consolidated Net Income of the Company and its Consolidated Subsidiaries for the period (taken as one accounting period) commencing on January 31, 1992, and including the last day of the fiscal quarter ended immediately prior to the date of such calculation, plus (iii) the aggregate net proceeds, including the fair market value of property other than cash (as determined in good faith by the Board of Directors, evidenced by a resolution of the Board of Directors), received by the Company from the issuance or sale after January 31, 1992 (other than to a Subsidiary of the Company), of its capital stock and warrants, options, and rights to purchase its capital stock but excluding the net proceeds from the issuance, sale, exchange, conversion, or other disposition of its capital stock convertible into or exchangeable for any security other than its capital stock at the option of the holder thereof or upon the happening of any event.

           (e)  Section 7.4 is amended in its entirety as follows:

                 7.4 Consolidated Net Worth. Permit its Consolidated Net Worth to be less than the greater of (i) the amount required by FHA, FHLMC, FNMA, VA, and GNMA at any and all times for maintaining the Company's status as an approved mortgagee, seller/servicer, or issuer, or (ii) $215,000,000.

           (f)  Section 7.5 is amended in its entirety as follows:

                7.5  Transactions with Affiliates.

                     (a) Incur any Debt to any Affiliate or otherwise undertake or engage in any other transaction with an Affiliate except upon fair and reasonable terms no less favorable than could be obtained in a comparable arms-length transaction with a Person not an Affiliate.

                     (b) Guarantee, or permit its Property to secure directly or indirectly, any indebtedness of Lomas Financial Corporation, or any Debt of any other Affiliate.

                     (c) Make any advances, loans, or distributions to (i) Lomas Financial Corporation except as permitted in Sections
                7.3 and 7.8(e), or (ii) any officers or employees of the Company except in the ordinary course of business.

                     (d) Use any Advances under this agreement to fund, finance or acquire any construction or commercial loans.

           (g)  Section 7.8 is amended in its entirety as follows:

                 7.8 Loans, Advances, and Investments. Make or hold any loan, advance, or capital contribution to, or investment in (including any investment in Lomas Financial Corporation or any of its Subsidiaries -- other than a Subsidiary of the Company), or purchase or otherwise acquire any of the capital stock, securities, or evidences of indebtedness of, any Person (collectively, "Investments"), or otherwise acquire any interest in, or control of, another Person, except for the following:

                     (a) Investments having a maturity of one year or less in (i) commercial paper either (A) given a rating by Standard & Poor's Corporation of no lower than A1 or by Moody's Investors Service, Inc. of no lower than P1 or (B) in the case of commercial paper bought under the investment credit facility extended to the Company by Texas Commerce Bank National Association, rated at least A2 or P2 by Standard & Poor's Corporation or Moody's Investors Service, Inc., respectively, (ii) United States Governmental obligations,
                (iii) Certificates of Deposit, bankers acceptances, and repurchase agreements issued by any commercial bank or federal savings bank having a combined capital and surplus in excess of $250,000,000 and having (or if owned by a bank holding company, such bank holding company having) a rating of C or better by Thomson Bank Watch, Inc., a Standard & Poor's Corporation short-term deposit rating of at least A-1, a Moody's Investors Service, Inc. short-term deposit rating of at least P-1, or an IDC Financial Publishing Rating of at least 75, and (iv) certificates of deposit issued by any financial institution that is owned by a bank holding company with a rating of C or better by Thomson Bank Watch, Inc., securing Investments in connection with which the Company has a right of offset.

                     (b) Any acquisition of securities or evidences of indebtedness of others when acquired by the Company in settlement of accounts receivable or other debts arising in the ordinary course of business, so long as the aggregate amount of any such securities or evidences of indebtedness is not material to the Company's financial condition;

                     (c) The acquisition in the ordinary course of business of (i) servicing portfolios and related assets, (ii) mortgage banking companies, or other companies whose business and operations are similar to the Company's, and assets relating to such mortgage banking companies or such other companies,
                (iii) Mortgage-Backed Securities, or (iv) Mortgage Notes;

                     (d) Subject to Section 7.5(a), the acquisition or receipt of all or a portion of the options (the "Options") to purchase 750,000 shares of the common stock (the "Stock") of Capstead Mortgage Corporation, a Maryland corporation, granted to Lomas Financial Corporation pursuant to that certain Stock Option Agreement by and between Lomas Financial Corporation and Capstead Mortgage Corporation, dated as of June 16, 1992, and, upon prior written notice to the Lenders, any securities, evidences of indebtedness, Stock or other Property issued in respect of or acquired or received in exchange for the Options;

                     (e) While no Potential Default or Default exists, advances or loans to Lomas Financial Corporation by the Company that never exceed a total of $25,000,000 principal -- as that amount is reduced by dividends made to Lomas Financial Corporation as permitted under Section 7.3(b)(i);

                     (f) Other loans made in the ordinary course of its business as a mortgage company to any Person other than Lomas Financial Corporation;

                     (g) In addition to the Options described in (d) above, an investment of $10,000,000 in Capstead Mortgage
                Corporation; and

                     (h)  Advances, loans, or distributions pursuant to
                Section 7.5(c).

           (h)  A new Section 7.14 is added in its entirety as follows:

                 7.14 Other Indebtedness. Incur any Debt to any financial institution which is secured by mortgage loans for which the notes that evidence such mortgage loans have not been delivered to that financial institution other than (a) Debt for wet borrowings under the Warehouse Facility and (b) Debt for which the Company is required to deliver the notes evidencing mortgage loans securing that Debt to Administrative Agent as custodian.

           (i)  A new Section 8.1(p) is added in its entirety as follows:

                 (p) The cancellation with cause of an aggregate amount of $500,000,000 or more at any one time of mortgage loan servicing rights of the Company.

           (j) Amended Schedule 1.1 is amended in its entirety -- and all references in the Loan Papers to them shall be to -- the attached Second Amended Schedule 1.1.

            (k) All references in the Loan Papers to First City, Texas - Dallas shall be to Texas Commerce Bank, National Association.

     3. Conditions Precedent. Paragraph 2 is not effective until Agent and Banks (a) receive counterparts of this amendment executed by each party listed below and (b) each agreement, document, instrument, and other item listed on Annex A.

     4. Ratifications. The terms and provisions of this amendment shall modify and supersede all inconsistent terms and provisions of the Loan Papers, and, except as expressly modified and superseded by this amendment, the terms and provisions of the Loan Papers are ratified and confirmed xand shall continue in full force and effect. The Company, Banks, and Agent agree that the Loan Papers as amended by this amendment shall continue to be legal, valid, binding, and enforceable in accordance with their respective terms. Without limiting the generality of the foregoing, the Company hereby ratifies and confirms that all Liens (except as amended by this amendment) heretofore granted to Agent, on behalf of Banks, were intended to, do, and shall continue to secure the full and complete payment and performance of the Obligations, and the Company agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional assignments, security agreements, modifications or amendments to any of the foregoing, and such other agreements, documents, and instruments as Agent or any Bank may reasonably request in order to perfect and protect such Liens and preserve and protect the rights of Agent and Banks in respect of all present and future Collateral.

      5. Representations and Warranties. The Company hereby represents and warrants to Banks and Agent that (a) this amendment and the Loan Papers to be delivered under this amendment have been duly executed and delivered by the Company, (b) no action of, or filing with, any Tribunal is required to authorize, or is otherwise required in connection with, the execution, delivery, and performance by the Company of this amendment and the Loan Papers to be delivered under this amendment, (c) this amendment and the Loan Papers to be delivered under this amendment are valid and binding upon the Company and are enforceable against the Company in accordance with their respective terms, except as limited by the Bankruptcy Code of the United States of America and all other similar Laws affecting the rights of creditors generally, (d) the execution, delivery and performance by the Company of this amendment and the Loan Papers to be delivered under this amendment do not require the consent of any other Person and do not and will not constitute a violation of any laws, agreement, or understanding to which the Company is a party or by which the Company is bound, (e) the representations and warranties contained in the Loan Agreement, as amended by this amendment, are true and correct in all material respects except to the extent that (i) the representations and warranties speak to a specific date or (ii) the facts on which the representations and warranties were based have been changed by transactions contemplated or permitted by the Loan Agreement as of the date of this amendment, (f) as of the date of this amendment, no Event of Default or Potential Default has occurred and is continuing, and (g) no change in the financial condition or prospect of the Company which could reasonably be expected to be a Material Adverse Event has or will have occurred.

     6. References. All references in the Loan Papers to the "Loan Agreement" shall refer to the Loan Agreement as amended by this amendment, and, because this amendment is a "Loan Paper" referred to in the Loan Agreement, then the provisions relating to Loan Papers set forth in Section 10 are incorporated herein by reference, the same as if set forth herein verbatim.

     7. Counterparts. This amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same instrument.

     8. Parties Bound. This amendment shall be binding upon and shall inure to the benefit of the Company, Agent, and each Bank, and, subject to
Section 10.10, their respective successors and assigns.

     9. ENTIRETY. THIS AMENDMENT, THE LOAN AGREEMENT AS AMENDED HEREBY, AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES FOR THE TRANSACTIONS THEREIN, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.



          [THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]




EXECUTED as of the day and year first stated above.

Lomas Mortgage USA, Inc.            LOMAS MORTGAGE USA, INC.,
1600 Viceroy Drive                  as the Company
Dallas, Texas  75235
Attn:    Robert E. Byerley, Jr.,
         Senior Vice President &
         Treasurer                  By  /s/ROBERT E. BYERLEY, JR.
Telecopy 214/879-7018                   -------------------------------------
                                    (Name) Robert E. Byerley, Jr.
                                           ----------------------------------
                                    (Title) Senior Vice President & Treasurer

                                            ---------------------------------



Third Floor, 1717 Main Street       BANK ONE, TEXAS, N.A.,
Mortgage Finance Group              as Agent and a Bank
Dallas, Texas  75201
Attn:    Kathleen C. Stewart,
         Vice President
Telecopy 214/290-2275               By  /s/KATHLEEN C. STEWART
                                        -------------------------------------
                                        Kathleen C. Stewart, Vice President


2200 Ross Avenue                    TEXAS COMMERCE BANK, NATIONAL
Dallas, Texas,  75201-4618            ASSOCIATION, as a Bank
Attn:    Barry J. Olson,
         Vice President
Telecopy 214/939-7938
                                    By  /s/BARRY J. OLSON
                                        -------------------------------------
                                        Barry J. Olson, Vice President


8333 Douglas Avenue                 GUARANTY FEDERAL BANK, F.S.B.,
Dallas, Texas  75255                  as a Bank
Attn:    James Robertson
         Vice President
Telecopy 214/360-8948               By  /s/JAMES E. ROBERTSON
                                        -------------------------------------
                                        James E. Robertson, Vice President

                                  ANNEX A

                            CLOSING CONDITIONS

   (All documents dated as of July 8, 1993, unless otherwise specified)

1. SIXTH AMENDMENT TO CREDIT AGREEMENT executed by LOMAS MORTGAGE USA, INC. (the "Company"), certain lenders ("Banks"), and BANK ONE, TEXAS, N.A., as agent for itself and the other Banks ("Agent").

     Annex A                            -    Certain Loan Papers
     Second Amended Schedule 1.1        -    Banks and Committed Sums

2. OFFICERS' CERTIFICATE executed by the Assistant Secretary of the Company, certifying resolutions adopted by the Company's directors, incumbency of certain officers of the Company, and the Company's corporate charter and bylaws, attached to which are:

           Annex A - Resolutions
           Annex B - Corporate Charter
           Annex C - Bylaws

3. OPINION of General Counsel to the Company, in form and substance acceptable to Agent.

                        SECOND AMENDED SCHEDULE 1.1



             Bank                          Committed Sums

Bank One, Texas, N. A.                       $10,000,000
Texas Commerce Bank, National Association    $ 7,500,000
Guaranty Federal Bank, F.S.B.                $ 7,500,000